As filed with the Securities and Exchange Commission on October 21, 2004

Registration No. 333-116420

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InPhonic, Inc.

(Exact name of registrant as specified in its charter)

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(202) 333-0001

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Delaware	4899	52-2199384
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

David A. Steinberg

Chairman and Chief Executive Officer

InPhonic, Inc.

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(202) 333-0001

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Gregory M. Gallo, Esquire Peter M. Astiz, Esquire Tami J. Howie, Esquire Gray Cary Ware & Freidenrich LLP 1625 Massachusetts Avenue, NW, Suite 300 Washington, DC 20036-2247 (202) 238-7000	Marlee S. Myers, Esquire Kimberly A. Taylor, Esquire Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor Pittsburgh, PA 15219 (412) 560-3300

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

16.    Exhibits and financial statement schedules

(a)    Exhibits

Exhibit Number	Description
1.1(a)	Form of Underwriting Agreement
3.1(b)	Tenth Amended and Restated Certificate of Incorporation of InPhonic dated June 12, 2003
3.1.1(a)	Form of Eleventh Amended and Restated Certificate of Incorporation of InPhonic (to be effective upon the completion of this offering)
3.1.1.1(b)	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of InPhonic dated September 16, 2004
3.1.2(b)	Second Amended and Restated Bylaws of InPhonic dated August 7, 2001, as amended by Amendment No. 1 dated June 10, 2003
3.1.3(a)	Form of Third Amended and Restated Bylaws of InPhonic (to be effective upon the completion of this offering)
4.1(a)	Specimen stock certificate for shares of common stock of InPhonic
5.1(b)	Form of opinion of Gray Cary Ware & Freidenrich LLP, regarding legality of securities being registered
10.1(b)	Seventh Amended and Restated Investor Rights Agreement dated as of June 12, 2003 by and among InPhonic and the Investors listed therein
10.2(b)	Series D-4 Convertible Preferred Stock Purchase Agreement dated as of July 19, 2002 by and among InPhonic and the Purchasers listed therein
10.3(b)	Asset Purchase Agreement dated as of May 13, 2003 by and among InPhonic, Inc. and Avesair, Inc.
10.4(b)	Series E Convertible Preferred Stock and Warrant Purchase Agreement dated as of June 12, 2003 by and among InPhonic and the Purchasers listed therein
10.5(b)

Third Amended and Restated Loan and Security Agreement dated as of August 7, 2003 by and between Comerica Bank-California, InPhonic and SimIpc Acquisition Corp., as amended by Joinder Agreement and First Amendment dated as of June 2, 2004

10.6(b)	Common Stock Purchase Warrant dated June 2, 2004 by and between InPhonic and Comerica Bank-California
10.7(b)	Form of Assignment of Invention, Nondisclosure and Noncompetition Agreement
10.8(b)	Employment Agreement dated as of February 4, 2000, by and between InPhonic and David A. Steinberg, as amended by Amendment No. 1 dated March 1, 2004 and Amendment No. 2 dated May 14, 2004
10.9(a)	Employment Agreement dated as of April 2, 2002, by and between InPhonic and Frank C. Bennett III
10.10(b)	Employment Agreement dated as of June 3, 2002 by and between InPhonic and Donald Charlton, as amended by Amendment No. 1 dated May 25, 2004
10.11(b)	Offer Letter dated as of January 16, 2004 by and between InPhonic and Lawrence S. Winkler
10.12(b)	Offer Letter dated as of March 19, 2004 by and between InPhonic and Richard D. Calder, Jr.
10.13(b)	Employment Agreement dated as of February 26, 2002 by and between InPhonic and Michael Ferzacca, as amended by Amendment No. 1 dated January 23, 2003
10.14(b)	1999 Amended and Restated Stock Incentive Plan
10.15(b)	Lease dated as of February 26, 2001 by and between Rouse Commercial Properties, LLC, Rouse Office Management, LLC and InPhonic, as amended by First Amendment to Lease, dated May 29, 2002
10.16(b)	Lease Agreement dated April 29, 2003 by and between Waterfront Center Limited Partnership and InPhonic, as amended by Addendum No. 1, dated September 9, 2003 and Addendum No. 2, dated May 14, 2004

Exhibit Number	Description

10.17(c)	Premier I-Dealer Agreement dated March 1, 2001 by and between T-Mobile USA, Inc., and its subsidiaries and affiliates and InPhonic and its affiliates and related entities, as amended

10.18(c)	Private Label PCS Services Agreement dated as of August 2, 2002 by and between Sprint Spectrum L.P. and Star Number, Inc., as amended

21.1(b)	Subsidiaries of InPhonic

23.1(b)	Consent of KPMG LLP

23.1.1(b)	Consent of KPMG LLP

23.2(b)	Consent of PricewaterhouseCoopers LLP

23.3(b)	Consent of Gray Cary Ware & Freidenrich LLP (included as part of Exhibit 5.1 hereto)

24.1(b)	Power of Attorney (see page II-8 of the original filing of this Registration Statement)

(a)	To be filed by amendment.
(b)	Previously filed.
(c)	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 21st day of October, 2004.

INPHONIC, INC.

By:	/s/ Walter W. Leach III
Walter W. Leach III
General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 21, 2004:

Name	Title

/s/ David A. Steinberg* David A. Steinberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Lawrence S. Winkler* Lawrence S. Winkler	Chief Financial Officer, Executive Vice President and Treasurer (Principal Accounting and Financial Officer)

/s/ Ira Brind* Ira Brind	Director

/s/ Robert Fox* Robert Fox	Director

/s/ Jay Hoag* Jay Hoag	Director

/s/ Jack Kemp* Jack Kemp	Director

/s/ Mark J. Levine* Mark J. Levine	Director

/s/ John Sculley* John Sculley	Director

/s/ Thomas Wheeler* Thomas Wheeler	Director

*	Signed pursuant to Power of Attorney previously filed.

By:	/s/ Walter W. Leach III
Walter W. Leach III
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1(a)	Form of Underwriting Agreement

3.1(b)	Tenth Amended and Restated Certificate of Incorporation of InPhonic dated June 12, 2003

3.1.1(a)	Form of Eleventh Amended and Restated Certificate of Incorporation of InPhonic (to be effective upon the completion of this offering)
3.1.1.1(b)	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of InPhonic dated September 16, 2004

3.1.2(b)	Second Amended and Restated Bylaws of InPhonic dated August 7, 2001, as amended by Amendment No. 1 dated June 10, 2003

3.1.3(a)	Form of Third Amended and Restated Bylaws of InPhonic (to be effective upon the completion of this offering)

4.1(a)	Specimen stock certificate for shares of common stock of InPhonic

5.1(b)	Form of opinion of Gray Cary Ware & Freidenrich LLP, regarding legality of securities being registered

10.1(b)	Seventh Amended and Restated Investor Rights Agreement dated as of June 12, 2003 by and among InPhonic and the Investors listed therein

10.2(b)	Series D-4 Convertible Preferred Stock Purchase Agreement dated as of July 19, 2002 by and among InPhonic and the Purchasers listed therein

10.3(b)	Asset Purchase Agreement dated as of May 13, 2003 by and among InPhonic, Inc. and Avesair, Inc.

10.4(b)	Series E Convertible Preferred Stock and Warrant Purchase Agreement dated as of June 12, 2003 by and among InPhonic and the Purchasers listed therein

10.5(b)

Third Amended and Restated Loan and Security Agreement dated as of August 7, 2003 by and between Comerica Bank-California, InPhonic and SimIpc Acquisition Corp., as amended by Joinder Agreement and First Amendment dated as of June 2, 2004

10.6(b)	Common Stock Purchase Warrant dated June 2, 2004 by and between InPhonic and Comerica Bank-California

10.7(b)	Form of Assignment of Invention, Nondisclosure and Noncompetition Agreement

10.8(b)	Employment Agreement dated as of February 4, 2000, by and between InPhonic and David A. Steinberg, as amended by Amendment No. 1 dated March 1, 2004 and Amendment No. 2 dated May 14, 2004

10.9(a)	Employment Agreement dated as of April 2, 2002, by and between InPhonic and Frank C. Bennett III

10.10(b)	Employment Agreement dated as of June 3, 2002 by and between InPhonic and Donald Charlton, as amended by Amendment No. 1 dated May 25, 2004

10.11(b)	Offer Letter dated as of January 16, 2004 by and between InPhonic and Lawrence S. Winkler

10.12(b)	Offer Letter dated as of March 19, 2004 by and between InPhonic and Richard D. Calder, Jr.

10.13(b)	Employment Agreement dated as of February 26, 2002 by and between InPhonic and Michael Ferzacca, as amended by Amendment No. 1 dated January 23, 2003

10.14(b)	1999 Amended and Restated Stock Incentive Plan

10.15(b)	Lease dated as of February 26, 2001 by and between Rouse Commercial Properties, LLC, Rouse Office Management, LLC and InPhonic, as amended by First Amendment to Lease, dated May 29, 2002

Exhibit Number	Description

10.16(b)	Lease Agreement dated April 29, 2003 by and between Waterfront Center Limited Partnership and InPhonic, as amended by Addendum No. 1, dated September 9, 2003 and Addendum No. 2, dated May 14, 2004

10.17(c)	Premier I-Dealer Agreement dated March 1, 2001 by and between T-Mobile USA, Inc., and its subsidiaries and affiliates and InPhonic and its affiliates and related entities, as amended

10.18(c)	Private Label PCS Services Agreement dated as of August 2, 2002 by and between Sprint Spectrum L.P. and Star Number, Inc., as amended

21.1(b)	Subsidiaries of InPhonic

23.1(b)	Consent of KPMG LLP

23.1.1(b)	Consent of KPMG LLP

23.2(b)	Consent of PricewaterhouseCoopers LLP

23.3(b)	Consent of Gray Cary Ware & Freidenrich LLP (included as part of Exhibit 5.1 hereto)

24.1(b)	Power of Attorney (see page II-8 of the original filing of this Registration Statement)

(a)	To be filed by amendment.
(b)	Previously filed.
(c)	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.